SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2005
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida	33634-7513

(Address of Principal Executive Offices)	(Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 10, 2005, Anchor Glass Container Corporation (the “Registrant”) arranged a $15 million debtor-in-possession secured term financing facility (the “Facility”) through a group of financial institutions (the “Note Purchasers”) that are members of an ad hoc committee consisting of holders of a majority in principal amount of the Registrant’s 11% Senior Secured Notes due 2013. This new facility supplements the secured revolving debtor-in-possession facility provided by Wachovia Capital Finance, for itself and as agent for other lenders, in the maximum amount of $115 million, subject to availability. Members of the same ad hoc committee have expressed a willingness, subject to negotiation of documentation and completion of due diligence, to provide a $125 million term facility, part of which will be used to repay the existing pre- and post-petition credit facilities, with the balance to be used for working capital.
     Proceeds of the Facility will be used to pay post-petition operating expenses of the Registrant as defined in the Facility. The Facility matures upon the earlier of forty-five (45) days from the closing date or the date on which an event of default occurs.
     The Facility provides for, among other things:
-	cash interest payable on the maturity date of LIBOR plus 700 bps per annum;

-	cash interest payable during the continuance of an event of default of an additional 200 bps per annum;

-	a commitment fee equal to 100 bps payable upon entry of the interim financing order;

-	an allowed super-priority administrative expense claim for all amounts owing under the Facility, subject to the carve-out as defined in the Facility;

-	a first priority perfected priming security interest in, and lien on, all of the assets (tangible, intangible, real personal or mixed) of the Registrant, whether now owned or hereafter acquired, which currently secure the Senior Secured Notes; and

-	events of default that include, among others, the filing of a plan or motion seeking approval of a sale of substantial assets on terms not acceptable to Note Purchasers, the conversion or dismissal of the Registrant’s Chapter 11 case, the appointment of a trustee or examiner with expanded powers, the granting of relief from the automatic stay as to assets of the Registrant in excess of $1 million, the cessation of liens or super-priority claims granted with respect to the Facility, the reversal, vacation or stay of the effectiveness of the financing orders, the granting of any prior lien or administrative claim, and the failure of the Registrant to retain a chief restructuring officer.
     A copy of the Anchor Glass Container Corporation $15,000,000 Debtor-in-Possession Note Term Sheet is attached hereto as Exhibit 10.1 and its terms and conditions are incorporated by reference herein.
     A copy of the press release announcing the Facility is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information in Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibits are filed herewith:

10.1	Anchor Glass Container Corporation $15,000,000 Debtor-in-Possession Note Term Sheet

99.1	Press release issued on August 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Mark S. Burgess

	Name:	Mark S. Burgess
	Title:	Chief Executive Officer
(Duly Authorized Officer)

Date: August 17, 2005